EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the inclusion in this registration statement of our report dated February 5, 1997 on the consolidated financial statements of Aviation Sales Company and subsidiaries as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Miami, Florida,
 March 24, 1998.